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                                                                      Exhibit 10



                        PAUL, HASTINGS, JANOFSKY & WALKER LLP
                                555 West Flower Street
                            Los Angeles, California 90071
                                    (213) 683-6000

                                    March 23, 1998


Nicholas-Applegate Mutual Funds
600 West Broadway
San Diego, California 92101


Ladies and Gentlemen:


          We have acted as counsel to Nicholas-Applegate Mutual Funds, a Delaware business trust (the "Trust"), in connection with the issuance of an indefinite number of shares of beneficial interest ("Shares") in the Nicholas-Applegate High Yield Bond Fund series of the Trust (formerly the Nicholas-Applegate High Yield Bond Institutional Portfolio)in a public offering pursuant to a Registration Statement on Form N-1A (Registration No. 33-56094), as amended, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement").

          In our capacity as counsel for the Trust, we have examined the Amended and Restated Declaration of Trust of the Trust dated as of December 17, 1992, as amended, the bylaws of the Trust, as amended, originals or copies of actions of the Trustees as furnished to us by the Trust, certificates of public officials, statutes and such other documents, records and certificates as we have deemed necessary for the purposes of this opinion.

          Based upon our examination as aforesaid, we are of the opinion that the Shares are duly authorized and, when purchased and paid for as described in the Registration Statement, will be validly issued, fully paid and nonassessable.


                                         C-14

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          We hereby consent to the filing of this opinion of counsel as an exhibit to the Registration Statement.


                                  Very truly yours,


                       s/PAUL, HASTINGS, JANOFSKY & WALKER LLP